Exhibit 99.1


[GRAPHIC OMITTED]

CONTACT:
BRAINERD COMMUNICATORS
Corey Kinger (Investors)
kinger@braincomm.com
Olga Shmuklyer (Media)
shmuklyer@braincomm.com
212.986.6667



                    TMNG REPORTS 2005 SECOND QUARTER RESULTS



OVERLAND PARK, KS - AUGUST 4, 2005 - The Management Network Group, Inc. (Nasdaq:
TMNG), a leading provider of management consulting services to the global communications industry, today reported financial results for its 2005 second quarter ended July 2, 2005.

Revenue in the second quarter of 2005 increased 73.9% to $9.0 million, compared with revenue of $5.2 million in the second quarter of 2004. During the quarter, gross margin improved to 49.5%, compared with 46.2% in the second quarter of 2004. TMNG reported net income of $30,000, or roughly breakeven on a diluted share basis for the second quarter of 2005, compared with a net loss of $2.1 million, or $0.06 per diluted share in last year's second quarter.

For the six months ended July 2, 2005, revenue increased 46.7% to $16.1 million, compared with $11.0 million in the first six months of 2004. During the same period gross margin was 50.4%, compared with 47.5% in the comparable year-ago period. Net loss for the first six months of 2005 was $578,000, or $0.02 per diluted share, compared with a net loss of $6.4 million or $0.18 per diluted share in first six months of 2004, which includes a $0.06 per diluted share loss from discontinued operations.

The company ended the second quarter with a strong cash and short-term investments position of $50.4 million, working capital of approximately $54.9 million, virtually no long-term debt, and stockholders' equity of $66.7 million.

"We enjoyed increased revenue momentum in the second quarter and increased breadth and depth in our client base as our customers seek to integrate, upgrade and migrate their communications networks to wireless and internet protocol platforms," said Rich Nespola, TMNG Chairman and CEO. "Through our work on several high-profile and leading-edge engagements, we are able to gain valuable experience and are developing proprietary toolsets that we believe will enhance TMNG's competitive advantage in the future. We are making investments in these capabilities that, while restraining near-term profitability, should position us to continue the trend of year-over-year revenue growth while building toward sustainable growth and profitability in 2006 and beyond."

CONFERENCE CALL
TMNG will host a conference call at 5:00 p.m. ET today to discuss 2005 second quarter results. Investors can access the conference call via a live webcast on the company's website, www.tmng.com, or by dialing 877-297-4509. A replay of the conference call will be archived on the company's website for one week. Additionally, a replay of the call will be available by dialing 877-519-4471, passcode 6305848, through August 12, 2005.

ABOUT TMNG
The Management Network Group, Inc. (Nasdaq: TMNG) is a leading provider of strategy, management, marketing, and operational consulting services to the global communications industry. With more than 400 consultants worldwide, TMNG serves communications service providers, technology companies, and financial services firms. Since the company's inception in 1990, TMNG and its subsidiaries
- TMNG Strategy, TMNG Marketing, TMNG Operations and TMNG Europe - have served more than 1,000 clients worldwide, including all the Fortune 500 telecommunications companies. TMNG is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, London, New York, San Francisco, and Washington, D.C. TMNG can be reached at 1.888.480.TMNG (8664) or online at http://www.tmng.com.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES. IN PARTICULAR, ANY STATEMENTS CONTAINED HEREIN REGARDING EXPECTATIONS WITH RESPECT TO FUTURE BUSINESS, REVENUES OR PROFITABILITY ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT AFFECT ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS INCLUDE, AMONG OTHER THINGS, CONDITIONS IN THE TELECOMMUNICATIONS INDUSTRY, OVERALL ECONOMIC AND BUSINESS CONDITIONS, THE DEMAND FOR THE COMPANY'S SERVICES, AND TECHNOLOGICAL ADVANCES AND COMPETITIVE FACTORS IN THE MARKETS IN WHICH THE COMPANY COMPETES. THESE RISKS AND UNCERTAINTIES ARE DESCRIBED IN DETAIL FROM TIME TO TIME IN TMNG'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.



                     (Please see attached financial tables)

                       THE MANAGEMENT NETWORK GROUP, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                            QUARTER ENDED                            YEAR-TO-DATE

                                   July 2, 2005      July 3, 2004          July 2, 2005      July 3, 2004

Revenues                              $   9,017         $   5,184             $  16,084         $ 10,963

Cost of services:
  Direct cost of services                 4,519             2,739                 7,913            5,652
  Equity related charges                     34                52                    69              106
                                      ----------        ----------            ----------        ----------
     Total                                4,553             2,791                 7,982            5,758

Gross profit                              4,464             2,393                 8,102            5,205

Operating expenses:
  Selling, general and                    4,532             4,007                 8,557            8,104
  administrative
  Real estate restructuring                                                          75
  Equity related charges                    200               232                   388              515
  Depreciation and
  amortization                              173               390                   455              910
                                      ----------        ----------            ----------        ----------
     Total                                4,905             4,629                 9,475            9,529
                                      ----------        ----------            ----------        ----------

Loss from continuing operations            (441)           (2,236)               (1,373)          (4,324)

Other income, net                           474               139                   813              266
                                      ----------        ----------            ----------        ----------

Income (loss) from continuing                33            (2,097)                 (560)          (4,058)
operations before income tax
provision

Income tax provision                         (3)              (20)                  (18)             (34)
                                      ----------        ----------            ----------        ----------

Income (loss) from continuing                30            (2,117)                 (578)          (4,092)
operations

Net loss from discontinued                                                                        (2,276)
operations                            ----------        ----------            ----------        ----------


Net income (loss)                      $     30        $   (2,117)             $   (578)        $ (6,368)
                                      ==========        ==========            ==========        ==========

Income (loss) from continuing
operations per common share
  Basic and diluted                   $    0.00        $    (0.06)            $   (0.02)         $ (0.12)
                                      ==========        ==========            ==========        ==========
Net loss from discontinued
operations per common share
  Basic and diluted                                                                             $  (0.06)
                                      ==========        ==========            ==========        ==========

Net income (loss) per common share
  Basic and diluted                   $    0.00        $    (0.06)            $   (0.02)         $ (0.18)
                                      ==========        ==========            ==========        ==========
Shares used in calculation of net
income (loss) per common share
  Basic                                  35,104            34,625                35,040           34,564
                                      ==========        ==========            ==========        ==========
  Diluted                                35,461            34,625                35,040           34,564
                                      ==========        ==========            ==========        ==========


                       THE MANAGEMENT NETWORK GROUP, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                            ASSETS
                                              July 2, 2005       January 1, 2005

CURRENT ASSETS:
  Cash and cash equivalents                   $     11,165        $     10,882
  Short-term investments                            39,250              41,300
  Receivables, net                                   8,986               6,178
  Refundable income taxes                              164                 769
  Other assets                                         977               1,176
                                              ------------        ------------
     Total current assets                           60,542              60,305

GOODWILL                                            13,365              13,365

INTANGIBLES, net                                       285                 487

PROPERTY & EQUIPMENT, net                            1,017                 896

OTHER ASSETS                                           300                 300
                                              ------------        ------------

TOTAL ASSETS                                  $     75,509        $     75,353
                                              ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Trade accounts payable                      $        896        $        845
  Accrued liabilities and other                      4,764               4,339
                                              ------------        ------------
     Total current liabilities                       5,660               5,184

NONCURRENT LIABILITIES                               3,119               3,422

STOCKHOLDERS' EQUITY                                66,730              66,747
                                              ------------        ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $     75,509        $     75,353
                                              ============        ============




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